UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 GLEN STREET, GLENS FALLS, NEW YORK 12801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

Arrow Financial Corporation (the "Company") held its 2014 Annual Meeting of Shareholders on May 7, 2014. As of the record date, March 10, 2014, there were 12,426,980 shares of the Company's common stock outstanding and entitled to vote. The holders of 9,389,605 shares of common stock, 75.56% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, and this amount represented a quorum. The proposals are described in detail in the Company's Proxy Statement filed with the Securities and Exchange Commission on March 26, 2014. At the 2014 Annual Meeting, our shareholders elected four Class A director nominees with terms expiring in 2017 to the Board of Directors and one Class C director nominee with a term expiring in 2016, approved on an advisory basis our executive compensation and ratified the selection of the independent registered public accounting firm, KPMG LLP, as our independent auditor for the fiscal year ending December 31, 2014.

The matters acted upon at the Annual Meeting, and the voting tabulation for each matter, are as follows:

1:	The election of four (4) directors to Class A for a term of three (3) years and one (1) director to Class C for a term of two (2) years or until their successors shall have been elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Class A Director Nominees:
Elizabeth O'Connor Little	6,248,177	228,731	2,912,697
John J. Murphy	6,137,685	339,223	2,912,697
Thomas J. Murphy	6,282,603	194,305	2,912,697
Richard J. Reismann, DMD	6,308,047	168,861	2,912,697
Class C Director Nominee:
Tenee R. Casaccio	6,140,073	336,835	2,912,697

2:	The approval, on an advisory basis, of Arrow Financial Corporation's executive compensation.

Common Stock Voted On:	Votes For	Votes Against	Abstain	Broker Non-Votes
Executive Compensation	6,070,373	220,031	186,504	2,912,697

3:	The ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company's independent auditor for the fiscal year ending December 31, 2014.

Common Stock Voted On:	Votes For	Votes Against	Abstain
KPMG LLP	9,259,335	112,393	17,877

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Date:	May 8, 2014	By:	/s/ Terry R. Goodemote
Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer